Exhibit 99.1

ACADIA REALTY TRUST REPORTS SECOND QUARTER 2015 OPERATING RESULTS

WHITE PLAINS, NY (July 28, 2015) - Acadia Realty Trust (NYSE:AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended June 30, 2015. All per share amounts, below, are on a fully-diluted basis.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), which owns and operates meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors, and a series of discretionary institutional funds (“Funds”) that target opportunistic and value-add investments.

HIGHLIGHTS - SECOND QUARTER 2015

•
Earnings: Generated funds from operations (“FFO”) per share of $0.48 for the second quarter, which included a gain of $0.13 per share resulting from the sale of air rights at City Point (a Fund II investment); generated earnings per share of $0.38 for the second quarter

•
Core Portfolio Operating Results: Generated Core Portfolio same-property net operating income (“NOI”) growth of 3.7% for the second quarter compared to 2014; maintained a Core Portfolio leased rate of 97.0% or greater for the fifth consecutive quarter

•
Fund Dispositions: Completed $236.3 million of fund dispositions, as follows: Fund III completed the previously-reported sale of White City Shopping Center in Shrewsbury, MA for $96.8 million; Fund II completed the previously-reported sale of City Point’s Phase 3 in Downtown Brooklyn, NY to Extell Development Company for $115.5 million; Fund II also sold its final self-storage facility, located in Queens, NY, for $24.0 million

•	Fund Acquisitions: Fund IV completed its previously-reported acquisition of 801 Madison Ave, on the Upper East Side (New York, NY), for $33.0 million

•	Balance Sheet: Remained a disciplined issuer of equity with limited capital-raising activity during the quarter

“The second quarter was particularly notable for the significant amount of value that we harvested across our dual - core and fund - operating platforms, a result of the successful execution of several key initiatives,” stated Kenneth F. Bernstein, President & CEO of Acadia Realty Trust. “With respect to our core, our continued focus on building a differentiated, forward-looking portfolio - concentrated in our nation’s top urban and street-retail markets - certainly contributed to our solid second-quarter operating results. At the same time, our ability to complement this long-term strategy with a series of asset-recycling activities in our fund platform - delivering on that platform’s ‘buy-fix-profitably sell-repeat’ premise - enables us to create outsized value on behalf of all of our stakeholders.”

Financial Results

•	Delivered Solid Second Quarter Results, Which Benefited From An Active Disposition Program

FFO for the quarter ended June 30, 2015 was $34.9 million, or $0.48 per share, which included a gain of $9.4 million, or $0.13 per share, resulting from the sale of air rights at Fund II’s City Point development project. This compares to FFO for the quarter ended June 30, 2014 of $21.1 million, or $0.35 per share, which included income of $2.0 million, or $0.03 per share, from the recovery of a note receivable and was net of $1.1 million, or $0.02 per share, of acquisition costs.

FFO for the six months ended June 30, 2015 was $57.9 million, or $0.80 per share, net of $1.3 million, or $0.02 per share, of acquisition costs. FFO for the six months ended June 30, 2014 was $40.0 million, or $0.67 per share, net of $1.8 million, or $0.03 per share, of acquisition costs.

Net income for the quarter ended June 30, 2015 was $26.5 million, or $0.38 per share. In addition to the gain from City Point, this included $5.8 million, or $0.08 per share, of gain from two other Fund property dispositions. Net income for the quarter ended June 30, 2014 was $11.5 million, or $0.19 per share.

Net income for the six months ended June 30, 2015 was $43.0 million, or $0.62 per share, which, in addition to City Point, included $11.2 million, or $0.16 per share, of gain from three Fund property dispositions. Net income for the six months ended June 30, 2014 was $33.1 million, or $0.57 per share, including $12.2 million, or $0.21 per share, of gain from Core and Fund dispositions.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to FFO.

Core Portfolio

•	Delivered Strong Operating Metrics, Underscoring The High Quality Of Acadia’s Differentiated Core Portfolio

Core Operating Results

Same-property NOI in the Core Portfolio increased 3.7% for the quarter ended June 30, 2015 compared to 2014, driven primarily by contractual increases in existing leases and marking below-market leases to market rents. On a year-to-date basis, same-property NOI growth of 3.4% included 50 basis points of negative impact associated with downtime at three street-retail locations.

The Core Portfolio was 96.4% occupied and 97.0% leased as of June 30, 2015, compared to 96.2% occupied and 97.1% leased as of March 31, 2015. The leased rate includes space that is leased but not yet occupied.

During the quarter ended June 30, 2015, the Company generated a 16.0% increase in average rents on a GAAP basis, and a 6.2% increase in average rents on a cash basis, on 113,000 square feet of executed new and renewal leases in the Core Portfolio.

Fund Platform

•	Given Current Market Conditions, Remained Aggressive Net Sellers Of Fund Assets At Strong Profits

Fund Dispositions

Year to date, the Company has completed a total of $300.3 million of dispositions across its Fund platform, including $236.3 million of dispositions completed during the second quarter of 2015, as follows:
City Point Phase 3, Downtown Brooklyn, NY (Fund II). As previously announced, in May 2015, Fund II, in partnership with Washington Square Partners (collectively, the “Acadia JV”), sold the balance of City Point’s residential development rights - which it acquired in June 2010 - to Extell Development Company (“Extell”) for $115.5 million, averaging roughly $217 per buildable square foot. Extell is planning to develop a 665,000-square foot tower - with 600,000 square feet of residential area above a 65,000-square foot commercial base - on the 21,500-square foot land parcel known as Phase 3, located on Willoughby St between Gold St and Flatbush Ave. The Acadia JV will retain Phase 3’s commercial area, which will connect seamlessly with the rest of City Point’s commercial base. Construction on Phase 3 is slated to commence in 2017, with completion anticipated in 2020.

Liberty Ave, Queens, NY (Fund II). Also during May 2015, Fund II completed the sale of a mixed-use property located at the intersection of 98th St and Liberty Ave in Queens, NY for $24.0 million. Developed by Acadia, this property includes a 26,125-square foot retail component, anchored by CVS Pharmacy, and a 73,000-square foot self-storage facility operated by Storage Post. The all-in cost basis was $16.1 million. The sale generated a 14.1% IRR and a 2.5x multiple on Fund II’s equity investment.

White City Shopping Center, Shrewsbury, MA (Fund III). As previously reported, in April 2015, Fund III, in partnership with Charter Realty & Development Corp., completed the sale of White City Shopping Center, a 256,000-square foot, Shaw’s-anchored shopping center located approximately 40 miles west of Boston, for $96.8 million. This compares to an all-in cost basis of $75.1 million. During its 4.3-year hold period, the joint venture redeveloped the property, completing upgrades to the façade, signage, and infrastructure, in addition to optimizing the center’s merchandise mix. In doing so, Fund III generated a 24% IRR and 1.8x multiple on its equity investment.

Fund Acquisitions

During the second quarter of 2015, Fund IV added to its growing Upper East Side portfolio, as follows:

801 Madison Ave, Upper East Side, New York, NY. As previously reported, in April 2015, Fund IV acquired an approximately 5,000-square foot, five-story building situated between 67th and 68th Streets on Madison Ave, Manhattan’s premier, luxury shopping corridor, for $33.0 million. During 2016, Acadia will have an opportunity to renovate and re-lease the property’s flagship retail unit, which includes the street, second, and third levels. This is the third property in Fund IV’s Madison/Off Madison Collection and the fifth in its Upper East Side portfolio.

Balance Sheet

•	Maintained Conservative Leverage Levels, With Plenty Of Dry Powder Across Both Platforms

•	Remained A Disciplined Allocator Of Capital

During the quarter, the Company raised net proceeds of $1.8 million at an average net price of $34.41 per share, with no shares sold after April 10, 2015.

Furthermore, the Company maintained its strong financial position, as evidenced by the following key metrics as of and for the quarter ended June 30, 2015:

Core Portfolio Only:
Fixed-Charge Coverage Ratio	3.9x
Net Debt to EBITDA	4.2x

Core Portfolio and Pro-Rata Share of Funds:
Fixed-Charge Coverage Ratio	3.8x
Net Debt to EBITDA	5.0x

Net Debt to Total Market Capitalization	24%
Guidance

The Company reaffirms its previously-announced 2015 guidance for FFO per share of $1.48 to $1.56 and earnings per share of $0.82 to $0.87. These forecasts are before any acquisition-related costs and gains/losses on sale of depreciated property.

Conference Call

Management will conduct a conference call on Wednesday, July 29, 2015 at 12:00 PM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:
Date:    Wednesday, July 29, 2015
Time:    12:00 PM ET
Dial#:    888-771-4371
Passcode:    “Acadia Realty” or “40017915”

Webcast (Listen-only):    www.acadiarealty.com under Investor Relations

Phone Replay:
Dial#:    888-843-7419
Passcode:    “40017915#”
Available Through:    Wednesday, August 5, 2015

Webcast Replay:    www.acadiarealty.com under Investor Relations

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - core and fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential opportunities arising from continued economic uncertainty. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 20, 2015 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) the current global financial environment and its effect on retail tenants; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of the Company’s properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses and (xii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

2

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights 1
For the Quarters and Six Months ended June 30, 2015 and 2014
(dollars and Common Shares in thousands, except per share data)

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
Revenues	2015	2014	2015	2014

Rental income	$ 39,784	$ 36,112	$ 77,971	$ 69,930
Interest income	3,985	3,049	7,393	6,213
Expense reimbursements	7,825	7,832	17,891	16,622
Other property income	642	437	1,311	634
Other income	925	2,081	1,076	2,797
Total revenues	53,161	49,511	105,642	96,196
Operating expenses
Property operating	6,196	5,737	13,927	12,861
Other operating	599	908	2,719	1,595
Real estate taxes	6,419	5,569	12,711	11,239
General and administrative	8,005	6,879	15,537	13,775
Depreciation and amortization	13,903	11,584	27,561	23,171
Impairment of asset	5,000	—	5,000	—
Total operating expenses	40,122	30,677	77,455	62,641

Operating income	13,039	18,834	28,187	33,555

Equity in earnings of unconsolidated affiliates	3,406	1,430	9,999	4,459
Gain on disposition of property of unconsolidated affiliates	17,105	—	17,105	—
Loss on debt extinguishment	(25)	(66)	(134)	(269)
Gain on disposition of properties	61,841	561	88,984	12,948
Interest expense and other finance costs	(9,964)	(9,534)	(18,785)	(20,185)
Income from continuing operations before income taxes	85,402	11,225	125,356	30,508
Income tax benefit (provision)	56	83	(1,361)	(85)
Income from continuing operations	85,458	11,308	123,995	30,423

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights 1
For the Quarters and Six Months ended June 30, 2015 and 2014
(dollars and Common Shares in thousands, except per share data)

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
	2015	2014	2015	2014

Gain on disposition of property	—	560	—	560
Income from discontinued operations	—	560	—	560
Net income	85,458	11,868	123,995	30,983
(Income) loss attributable to noncontrolling interests:
Continuing operations	(58,963)	57	(80,953)	2,537
Discontinued operations	—	(461)	—	(461)
Net (income) loss attributable to noncontrolling interests	(58,963)	(404)	(80,953)	2,076
Net income attributable to Common Shareholders	$ 26,495	$ 11,464	$ 43,042	$ 33,059

Income from continuing operations attributable to
Common Shareholders	$ 26,495	$ 11,365	$ 43,042	$ 32,960
Income from discontinued operations
attributable to Common Shareholders	—	99	—	99
Net income attributable to Common Shareholders	26,495	11,464	43,042	33,059

Less: Net Income attributable to participating securities	(377)	(198)	(615)	(587)
Net Income attributable to Common Shareholders - basic	$ 26,118	$ 11,266	$ 42,427	$ 32,472
Weighted average shares for basic earnings per share	68,825	58,013	68,561	56,988
Net Earnings per share - basic and diluted	$ 0.38	$ 0.19	$ 0.62	$ 0.57

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights 1
For the Quarters and Six Months ended June 30, 2015 and 2014
(dollars and Common Shares in thousands, except per share data)

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS 3

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
	2015	2014	2015	2014

Net income attributable to Common Shareholders	$ 26,495	$ 11,464	$ 43,042	$ 33,059

Depreciation of real estate and amortization of leasing costs
(net of noncontrolling interests' share):	11,541	8,987	22,477	17,841
Impairment of asset	1,111	—	1,111	—
(Gain) loss on disposition (net of noncontrolling interests’ share):	(5,805)	166	(11,207)	(12,227)
Income attributable to noncontrolling interests’ in
Operating Partnership	1,523	453	2,490	1,309
Distributions - Preferred OP Units	6	6	12	13
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$ 34,871	$ 21,076	$ 57,925	$ 39,995
Funds from operations per share - Diluted
Weighted average Common Shares and OP Units [4]	73,060	60,521	72,824	59,476
Funds from operations, per Common Share and Common OP Unit	$ 0.48	$ 0.35	$ 0.80	$ 0.67

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights 1
For the Quarters and Six Months ended June 30, 2015 and 2014
(dollars in thousands)

RECONCILIATION OF OPERATING INCOME TO NET PROPERTY
OPERATING INCOME (“NOI”) 3

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
	2015	2014	2015	2014

Operating income	$ 13,039	$ 18,834	$ 28,187	$ 33,555

Add back:
General and administrative	8,005	6,879	15,537	13,775
Depreciation and amortization	13,903	11,584	27,561	23,171
Impairment of asset	5,000	—	5,000	—
Less:
Interest income	(3,985)	(3,049)	(7,393)	(6,213)
Straight line rent and other adjustments	(2,753)	(3,713)	(3,321)	(5,439)

Consolidated NOI	33,209	30,535	65,571	58,849

Noncontrolling interest in NOI	(8,457)	(10,153)	(17,828)	(18,757)
Pro-rata share of NOI	24,752	20,382	47,743	40,092
Operating Partnerships’ interest in Opportunity Funds	(1,323)	(1,577)	(2,905)	(2,930)
Operating Partnerships’ share of unconsolidated joint ventures [1]	2,746	930	5,259	1,780
NOI - Core Portfolio	$ 26,175	$ 19,735	$ 50,097	$ 38,942

Note:
[1] Does not include share of unconsolidated joint ventures within Opportunity Funds

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights 1
(dollars in thousands)

CONSOLIDATED BALANCE SHEETS

	As of
	June 30, 2015	December 31, 2014

ASSETS
Operating real estate
Land	$ 507,952	$ 424,661
Buildings and improvements	1,522,127	1,329,080
Construction in progress	15,206	7,464
	2,045,285	1,761,205
Less: accumulated depreciation	277,678	256,015
Net operating real estate	1,767,607	1,505,190
Real estate under development	533,295	447,390
Notes receivable and preferred equity investments, net	168,931	102,286
Investments in and advances to unconsolidated affiliates	166,632	184,352
Cash and cash equivalents	104,651	217,580
Cash in escrow	31,781	20,358
Restricted cash	29,192	30,604
Rents receivable, net	37,887	36,962
Deferred charges, net	32,984	30,679
Acquired lease intangibles, net	47,683	44,618
Prepaid expenses and other assets	53,056	56,508
Assets of properties held for sale	—	56,073
Total assets	$ 2,973,699	$ 2,732,600

LIABILITIES
Mortgage and other notes payable	$ 1,326,667	$ 1,130,481
Distributions in excess of income from, and investments in, unconsolidated affiliates	13,161	12,564
Accounts payable and accrued expenses	37,551	34,026
Dividends and distributions payable	17,697	39,339
Acquired lease intangibles, net	31,137	29,585
Other liabilities	27,616	25,148
Liabilities of properties held for sale	—	25,500
Total liabilities	1,453,829	1,296,643

EQUITY
Shareholders’ Equity
Common shares, $.001 par value, authorized 100,000,000 shares; issued and outstanding 68,828,560 and 68,109,287 shares, respectively	69	68
Additional paid-in capital	1,050,385	1,027,861
Accumulated other comprehensive loss	(3,284)	(4,005)
Retained earnings	41,654	31,617
Total shareholders’ equity	1,088,824	1,055,541
Noncontrolling interests	431,046	380,416
Total equity	1,519,870	1,435,957
Total liabilities and equity	$ 2,973,699	$ 2,732,600

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Six Months ended June 30, 2015 and 2014
(dollars and Common Shares in thousands, except per share data)

Notes:

1 For additional information and analysis concerning the Company’s results of operations, reference is made to the Company’s Quarterly Supplemental Disclosure furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

2 Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

3 The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property, depreciation and amortization, and impairment of depreciable real estate. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, impairment of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures.

4 In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assume full conversion of a weighted average 3,900 and 2,196 OP Units into Common Shares for the quarters ended June 30, 2015 and 2014, respectively and 3,903 and 2,188 OP Units into Common Shares for the six months ended June 30, 2015 and 2014, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 25 Common Shares for each of the quarters and six months ended June 30, 2015 and 2014. In addition, diluted FFO also includes the effect of 310 and 288 employee share options, restricted share units and LTIP units for the quarters ended June 30, 2015 and 2014, respectively and 335 and 274 employee share options, restricted share units and LTIP units for the six months ended June 30, 2015 and 2014, respectively.